Exhibit 99.2

EDS CONTACTS:
Jeff Baum — Media Relations	Deanna Rogers — Investor Relations
972-797-9495	972.605.8933
jeffrey.baum@eds.com	deanna.rogers@eds.com

FOR RELEASE: 4:15 PM CENTRAL TIME, FRIDAY, JULY 25, 2008

EDS announces European Commission approval of proposed acquisition by HP and settlement of stockholder litigation

PLANO, Texas — EDS today announced that the European Commission has approved Hewlett-Packard Company’s proposed acquisition of EDS without condition. This follows the previously announced expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the proposed acquisition without a request for further information by the U.S. Department of Justice or Federal Trade Commission.

EDS also announced today that EDS, HP and the plaintiffs in the five stockholder lawsuits that were commenced following the execution of the definitive acquisition agreement have agreed to settle and dismiss all pending lawsuits concerning the proposed merger, subject to court approval.

EDS has agreed to provide additional information to stockholders through publicly available filings in order to supplement the proxy statement that was previously provided to EDS’ stockholders in connection with the special meeting of stockholders to be held to consider and vote on the transaction with HP. EDS has filed the supplemental disclosure with the Securities and Exchange

Commission, and such disclosure may be accessed on the world wide web at http://www.sec.gov or on the Investor Relations page on EDS’ corporate website at http://www.eds.com.

In addition, EDS and HP have confirmed that the closing of the merger will not occur prior to August 18, 2008. Accordingly, the EDS third quarter 2008 dividend of $0.05 per share will be paid on September 10, 2008, to the EDS stockholders of record as of the close of business on August 15, 2008. EDS’ special meeting of its stockholders, to consider and vote on the proposed merger will be held as planned at 9:30 a.m., Central time, on Thursday, July 31, 2008.

The transaction still requires EDS stockholder approval and regulatory clearance from other non-U.S. and non-E.U. jurisdictions and is subject to the satisfaction or waiver of the other closing conditions specified in the merger agreement.

About EDS

EDS is a leading global technology services company delivering business solutions to its clients. EDS founded the information technology outsourcing industry more than 46 years ago. Today, EDS delivers a broad portfolio of information technology and business process outsourcing services to clients in the manufacturing, financial services, healthcare, communications, energy, transportation, and consumer and retail industries and to governments around the world. Learn more at eds.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release, including Electronic Data Systems Corporation’s (“EDS”) future expectations, beliefs, goals or prospects, and any statements that are not statements of historical facts are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include: (i) the conditions to the completion of the proposed merger may not be satisfied, or the regulatory approvals and clearances required for the proposed merger may not be obtained on the terms expected or on the anticipated schedule (if at all); (ii) the parties’ ability to meet expectations regarding the timing for completion of the proposed merger; (iii) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (iv) operating costs, customer loss and business disruption may be greater than expected following the transaction; (v) the retention of certain key employees at EDS; and (vi) whether the court approves the settlement and memorandum of understanding relating to the stockholder lawsuits that were commenced following the execution of the merger agreement with HP and, if such approval is not received, the outcome of any legal proceedings that have been or may be instituted against EDS, HP or others related to the merger agreement. These factors, and other important factors that could affect these outcomes are set forth in EDS’ most recently filed Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission, in each case under the heading “Forward-Looking Statements” and/or “Risk Factors.” Such discussions regarding risk factors and forward-looking statements are incorporated herein by reference. EDS assumes no obligation to update or revise any forward-looking statement in this document, and such forward-looking statements speak only as of the date hereof.

Additional information and where to find it

EDS has filed with the Securities and Exchange Commission a definitive proxy statement in connection with its proposed business combination with Hewlett-Packard Company (“HP”). The definitive proxy statement has been sent to the stockholders of EDS. Before making any voting or investment decision with respect to the merger, investors and stockholders of EDS are urged to read the definitive proxy statement and any other relevant materials filed with the SEC because they contain (or will contain) important information about the merger. The definitive proxy statement and any other documents filed by EDS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to EDS’s Investor Relations page on its corporate website at www.eds.com or by directing a request to EDS at 5400 Legacy Drive, Plano, TX 75024 — Attention: Investor Relations.

EDS and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from EDS stockholders in connection with the merger. Information about HP’s directors and executive officers is set forth in HP’s proxy statement on Schedule 14A filed with the SEC on January 29, 2008 and HP’s Annual Report on Form 10-K filed on December 18, 2007. Information about EDS’s directors and executive officers is set forth in EDS’s proxy statement on Schedule 14A filed with the SEC on March 4, 2008 and EDS’s Annual Report on Form 10-K filed on February 27, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the definitive proxy statement that EDS has filed with the SEC.